NSAR ITEM 77O
October 1, 2003 - March 31, 2004
VK Insured Tax Free Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

   1   The City of New York	   Bear     5,000,000     0.526        3/18/04
           Go Bonds, 2004 Series Stearns

   2  The City of New York       Bear     5,000,000     0.536        3/18/04
      Go Bonds, 2004 Series     Stearns



Underwriting Participants for #1

Citigroup
Bear, Stearns & Co. Inc.
Morgan Stanley
UBS Financial Services Inc.
M.R. Beal & Company
First Albany Capital Inc.
Goldman, Sachs & Co.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Ramirez & Co., Inc.
Roosevelt & Cross Incorporated
Advest/Lebenthal
Apex Pryor Securities
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
A.G. Edwards & Sons, Inc.
Jackson Securities
Janney Montgomery Scott LLC
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Popular Securities
Prager Sealy & Co., LLC
Raymond James & Associates, Inc.
Wachovia Bank, National Association

Underwriting Participants for #2

Citigroup
Bear, Stearns & Co. Inc.
Morgan Stanley
UBS Financial Services Inc.
M.R. Beal & Company
First Albany Capital Inc.
Goldman, Sachs & Co.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Ramirez & Co., Inc.
Roosevelt & Cross Incorporated
Advest/Lebenthal
Apex Pryor Securities
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
A.G. Edwards & Sons, Inc.
Jackson Securities
Janney Montgomery Scott LLC
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Popular Securities
Prager Sealy & Co., LLC
Raymond James & Associates, Inc.
Wachovia Bank, National Association